Exhibit 10.13

RESTRICTED STOCK AWARD AGREEMENT

EXCO RESOURCES, INC.
AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

1.    Award of Restricted Stock. Pursuant to the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”) for Employees, Consultants, and Outside Directors of EXCO Resources, Inc., a Texas corporation (the “Company”) and its Subsidiaries,
_________________________________
(the “Participant”)
has been granted a Restricted Stock Award under the Plan for _____________ shares of Common Stock of the Company (the “Awarded Shares”). The Date of Grant of this Restricted Stock Award is ___________, 20___, and it shall be effective as of the date it is signed and dated by both parties hereto.
2.    Subject to Plan. This Award Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of this Agreement, this Agreement shall control. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Award Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.
3.    Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall be vested upon the first trading day (the “Attainment Date”) immediately following any thirty (30) consecutive trading day period during which the Fair Market Value of a share of the Company’s Common Stock equals or exceeds [$10.00/$15.00] per share for the duration of such thirty (30) consecutive trading day period as follows:
(a)     if the Attainment Date occurs on or before the first anniversary of the Date of Grant, fifty percent (50%) of the total Awarded Shares shall be fully vested on the first anniversary of the Date of Grant and the remaining (50%) of the total Awarded Shares shall be fully vested on the second anniversary of the Date of Grant, provided the Participant is employed by (or, if the Participant is a Consultant or an Outside Director, is providing services to) the Company or a Subsidiary on the applicable vesting date.
(b)    if the Attainment Date occurs after the first anniversary of the Date of Grant but on or before the second anniversary of the Date of Grant, and provided the vesting provisions under Section 3(a) do not apply, fifty percent (50%) of the total Awarded Shares shall be fully vested on the Attainment Date and the remaining (50%) of the total Awarded Shares shall be fully vested on the second anniversary of the Date of Grant, provided the Participant is employed by (or, if the Participant is a Consultant or an Outside Director, is providing services to) the Company or a Subsidiary on the applicable vesting date.
(c)    if the Attainment Date occurs after the second anniversary of the Date of Grant but before the fifth anniversary of the Date of Grant, and provided the vesting provisions under Section 3(a) or Section 3(b) do not apply, one hundred percent (100%) of the total Awarded Shares shall be fully vested on the Attainment Date, provided the Participant is employed by (or, if the Participant is a Consultant or an Outside Director, is providing services to) the Company or a Subsidiary on the vesting date.
Notwithstanding the foregoing, all of the unvested Awarded Shares shall be automatically fully vested upon the first to occur of a Change in Control, the death of the Participant or the Total and Permanent Disability of the Participant, provided the Participant is still employed by (or, if the Participant is a Consultant or an Outside Director, providing services to) the Company as of the date such event.
4.    Forfeiture of Awarded Shares. Except as otherwise provided in Section 3, the Participant shall immediately forfeit all unvested Awarded Shares on the date of the Participant’s Termination of Service for any reason prior to the time the Awarded Shares become vested in accordance with Section 3. In addition, in the event the vesting provisions of Section 3(a), Section 3(b), or Section (c) are not triggered, then one hundred percent (100%) of the total Awarded Shares shall be forfeited on the fifth anniversary of the Date of Grant. Upon forfeiture, the Company may, in its sole discretion in accordance with Section 6.4 of the Plan, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service. Upon any forfeiture, all rights of the Participant with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligation on the part of the Company.
5.    Restrictions on Awarded Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign or otherwise encumber any of the Awarded Shares, other than by will or the laws of decent and distribution. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in applicable laws or changes in circumstances after the date of this Agreement, such action is appropriate.
6.    Legend. The following legend shall be placed on all certificates representing Awarded Shares (in addition to any legend required under applicable state securities laws):
On the face of the certificate:
“TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE.”
On the reverse:
“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN EXCO RESOURCES, INC. AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN DALLAS, TEXAS, AND THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF August 8, 2013, BY AND BETWEEN THE COMPANY AND _____________________. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID PLAN AND AWARD AGREEMENT. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID PLAN AND AWARD AGREEMENT.”
All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.
7.    Delivery of Certificates. Certificates for Awarded Shares free of restriction under this Agreement shall be delivered to the Participant promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4. The Participant, by his acceptance of the Awarded Shares and execution of this Agreement, irrevocably grants the Company a power of attorney to transfer any shares forfeited pursuant to Section 4 to the Company and agrees to execute any documents requested by the Company in connection with any such forfeiture and transfer.
8.    Rights of a Shareholder; Voting. Subject to the terms and conditions of this Agreement, the Participant shall have, with respect to such Awarded Shares, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends or other distributions thereon, subject to the provisions of this Section 8. Any stock dividends paid with respect to Awarded Shares (whether vested or unvested) shall at all times be treated as Awarded Shares and shall be subject to all restrictions placed on Awarded Shares; any such stock dividends paid with respect to Awarded Shares shall vest as the unvested Awarded Shares become vested. Any cash dividends paid with respect to unvested Awarded Shares shall at all times be subject to the provisions of this Agreement (including the vesting and forfeiture provisions set forth above); any such cash dividends paid with respect to unvested Awarded Shares shall vest as the unvested Awarded Shares become vested, and shall be paid to the Participant on the date the Awarded Shares to which such cash dividends relate become vested. The Participant, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided, however, that this Section 9 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.
9.    Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 11-13 of the Plan; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.
10.    No Fractional Shares. No fractional shares of capital stock shall be issued pursuant to this Agreement. The Board may determine whether cash, other awards, or other property shall be issued or paid in lieu of any fractional share(s) resulting from any adjustment(s) or whether such fractional shares and/or any rights thereto shall be forfeited or otherwise eliminated.
11.    Notices. Any communication(s) to be given hereunder by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, or via fax as follows:

Company:	EXCO Resources, Inc.
Attn: Executive Vice President and Chief Financial Officer
12377 Merit Drive, Suite 1700
Dallas, TX 75251
Fax: (214) 368-2087

With a copy to:	EXCO Resources, Inc.
Attn: General Counsel
12377 Merit Drive, Suite 1700
Dallas, TX 75251
Fax: (214) 368-2087
Notice to the Participant shall be addressed and delivered as set forth on the signature page.
Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing. A fax shall be deemed communicated on the date it is actually received.
12.    Entire Agreement; Modification. This Agreement together with the Plan terminates, supersedes, and replaces all prior written and oral agreements between the parties hereto with respect to the subject matter of this Agreement and constitutes a complete and exclusive statement of the terms of the agreement by and among the parties hereto with respect to the subject matter of this Agreement. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect. This Agreement may not be amended, restated, supplemented, or otherwise modified except by a written agreement executed by any and all parties to be charged with or otherwise affected by any such amendment. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.
13.    Assignments, Successors, and No Third-Party Rights. Neither this Agreement nor any portion hereof may be assigned by the Participant without the prior express written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns. No person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein. Nothing expressed or referred to in this Agreement shall be construed to give any party other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and the successors, heirs, personal representatives, and permitted assigns of the parties hereto.
14.    No Right to Continue Service or Employment. Neither this Agreement nor any action taken hereunder shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee or as a Consultant or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Consultant, or Outside Director at any time.
15.    Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.
16.    Jurisdiction; Service of Process; Governing Law. Any action or other proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas and each of the parties consents to the jurisdiction of such court(s) (and of the appropriate appellate courts) in any such action or other proceeding and waives any objection to venue laid therein. The validity, construction, interpretation, and effect of this Agreement shall be exclusively governed by and determined in accordance with the laws of the State of Texas without regard to conflict of laws principles.
17.    Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such Awarded Shares may constitute a violation by the Company or the Participant of any provision of any applicable law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all applicable laws, rules, and regulations.
18.    Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his review by the Company, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Restricted Stock Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.
19.    Severability; Reformation. In the event that any sentence, paragraph, provision, section, or article of this Agreement is declared to be void by a court of competent jurisdiction, such sentence, paragraph, provision, section, or article shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect. In the event any court of competent jurisdiction holds any provision of this Agreement to be invalid, unenforceable, and/or unreasonable as written, the court may reform the Agreement to make it valid, enforceable, and reasonable and the Agreement shall remain in full force and effect as reformed by the court.
20.    Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.
21.    Fees and Expenses. If any civil action, whether at law or in equity, is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, court costs, and other reasonable expenses of litigation, in addition to any other relief to which such party may be entitled.
22.    Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
23.    Waiver. Neither the failure to exercise, nor any delay by any party in exercising, any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement may be discharged by one (1) party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by each other party hereto, (b) no waiver that may be given by any party hereto shall be applicable except in the specific instance when and for which such waiver is given, and (c) no notice to or demand on one (1) party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.
24.    Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and shall not affect the construction or interpretation of this Agreement. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
25.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one (1) and the same agreement.
26.    Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company or, if applicable, any Subsidiary (for purposes of this Section 26, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, provincial, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock, other than shares that the Participant has acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of this Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.
27.    Dispute Resolution; Arbitration; Emergency Relief. All claims, disputes, and controversies of any kind, character, and nature between any parties to this Agreement relating to or arising out of or in connection with this Agreement or any transaction(s) contemplated by this Agreement as to the construction, validity, interpretation, meaning, performance, non-performance, enforcement, operation, or breach shall be submitted to arbitration pursuant to the following procedures:
(a)    After a claim, dispute, or controversy arises, any such party may, in a written notice delivered to the other party to this Agreement, demand such arbitration and name the arbitrator (who shall be an impartial person) appointed by the demanding party in such notice together with a statement of the matter(s) claimed or in dispute or controversy.
(b)    Within thirty (30) calendar days after receipt of such demand, the other party to this Agreement shall, in a written notice delivered to the demanding party, name the arbitrator (who shall be an impartial person) appointed by the receiving party. If any party to this Agreement fails to name and appoint an arbitrator, then the arbitrator of such party shall be named and appointed by the American Arbitration Association (the “AAA”). The two arbitrators so appointed shall name and appoint a third arbitrator (who shall be an impartial person) within thirty (30) calendar days or, if the two arbitrators so appointed shall fail to name a third arbitrator within such thirty (30) day period, the third arbitrator shall be named and appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse, or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the method set forth in this Section 27(b) for the original appointment of such arbitrator.
(c)    Each party shall bear its own arbitration costs and expenses. The arbitration hearing shall be held in Dallas, Texas at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the American Arbitration Association shall be incorporated by reference at such hearing and the substantive laws of the State of Texas (without regard to conflict of laws principles) shall apply.
(d)    The arbitration hearing shall be concluded within ten (10) calendar days unless otherwise ordered by the arbitrators and a written award thereon shall be made within fifteen (15) calendar days after the close of submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall resolve the question of costs of the arbitrators and all related matters, and judgment on such award may be entered and enforced by either party in any court of competent jurisdiction.
(e)    Except as set forth in Section 27(g), the parties to this Agreement agree, intend, and expressly stipulate that the provisions of this Section 27 shall be a complete defense to any suit, action, or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any claim, controversy, or dispute relating to or arising out of or in connection with this Agreement or any transaction(s) contemplated by this Agreement. The arbitration provisions of this Agreement shall, with respect to any such claim, controversy, or dispute, survive the termination or expiration of this Agreement.
(f)    No party to an arbitration may disclose the existence or results of any arbitration hereunder without the prior express written consent of the other party to this Agreement nor shall any party to an arbitration disclose to any third party any confidential information disclosed by any other party to such arbitration in the course of an arbitration hereunder without the prior express written consent of such other party.
(g)    Notwithstanding anything in this Section 27 to the contrary, any party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the claim, controversy, or dispute or to enforce the rights of such party under this Section 27.

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Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Restricted Stock Award Agreement effective as of the day and year first above written.

COMPANY:

EXCO RESOURCES, INC.

By:
Name:    Mark F. Mulhern

Title:	Executive Vice President and Chief Financial Officer

PARTICIPANT:

Signature

Name:
Address:

Fax: